Exhibit 99.1

Form 51-102F3

Material Change Report

Item 1	Name and Address of Company

Aptose Biosciences Inc. (“Aptose” or the “Company”)

251 Consumers Road, Suite 1105

Toronto, ON

M2J 4R3

Item 2	Date of Material Change

July 15, 2020

Item 3	News Release

News releases reporting the material change were issued by Aptose on July 15 in Canada through Globe Newswire.

Item 4	Summary of Material Change

On July 15, 2020, Aptose announced that it had commenced an underwritten public offering of its common shares (the “Offering”). Later on July 15, 2020, Aptose announced that it priced the Offering of 10,500,000 common shares at a price of US$5.25 per share before deducting underwriting discounts and commissions. Gross proceeds from the offering of these shares, before deducting underwriting discounts and commissions, were expected to be approximately US$55 million. The underwriters were also granted a 30-day option to purchase up to 1,575,000 additional common shares in the Offering. The Offering of 10,500,000 common shares closed on July 20, 2020 with gross proceeds from the Offering, before deducting the underwriting discounts and commissions, of approximately US$55 million.

Item 5	Full Description of Material Change

On July 15, 2020, Aptose announced that it priced the Offering of 10,500,000 common shares at a price of US$5.25 per share before deducting underwriting discounts and commissions. Gross proceeds from the offering of these shares, before deducting underwriting discounts and commissions, were expected to be US$55 million. The underwriters were also granted a 30-day option to purchase up to 1,575,000 additional common shares in the Offering. The Offering of 10,500,000 common shares closed on July 20, 2020 with gross proceeds from the Offering, before deducting the underwriting discounts and commissions, of approximately US$55 million.

Aptose intends to use the net proceeds of the Offering to (i) accelerate and expand clinical trials for CG-806; (ii) accelerate and expand clinical trials for APTO-253; (iii) acquire and fund (including through partnerships and in-licensing) additional clinical assets; and (iv) for working capital and general corporate purposes.

Piper Sandler & Co. acted as the sole active book-running manager for the Offering. RBC Capital Markets acted as senior lead manager for the Offering and Oppenheimer & Co. and H.C. Wainwright & Co. acted as lead managers for the Offering.

No common shares were offered or sold in Canada as part of this Offering. The Offering has been approved by the Toronto Stock Exchange (“TSX”). For the purposes of TSX approval, Aptose is relying on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

The securities described above were offered by Aptose pursuant to a shelf registration statement on Form S-3 (File. No. 333-235730), including a base prospectus, that was previously filed by Aptose with the Securities and Exchange Commission (“SEC”) and declared effective on January 9, 2020. The offering was being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A prospectus supplement and the accompanying prospectus have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Alternatively, copies of the final prospectus supplement may be obtained, once available, from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by email at prospectus@psc.com or by phone: 1-800-747-3924.

This material change report does not constitute an offer to sell or the solicitation of offers to buy any securities of Aptose, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This material change report contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the Company’s plans, objectives, expectations and intentions, including with respect to the Offering and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. These risks and uncertainties include, among others: whether or not the over-allotment option will be exercised and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the SEC.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in our filings with Canadian securities regulators and the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this material change report and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Item 6	Reliance on subsection 7.1(2) of National Instrument 51-102

Not Applicable.

Item 7	Omitted Information

Not Applicable.

Item 8	Executive Officer

For further information please contact:

Aptose Biosciences Inc.

Gregory K. Chow

Executive Vice President and Chief Financial Officer

647-479-9828

Item 9	Date of Report

July 24, 2020